Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Third Quarter 2009

Financial Results; Net Earnings Up 12.0%

Marlton, NJ – November 4, 2009 – Hill International (NYSE: HIL), the global leader in managing construction risk, announced today financial results for the third quarter ended September 30, 2009 and for the first nine months of 2009 (see attached tables). Total revenue for the third quarter of 2009 grew to $103.2 million, an increase of 5.2% from the third quarter of 2008. Consulting fee revenue for the third quarter of 2009 declined slightly to $86.7 million, a decrease of 0.7% from the third quarter of 2008. That percentage growth was comprised of an organic 1.5% decrease in consulting fees offset by 0.8% growth from acquisitions.

Operating profit for the third quarter of 2009 improved to $8.2 million, an increase of 12.7% from the third quarter of 2008. Net earnings for the quarter grew to $5.8 million (or $0.15 per diluted share based on 39.5 million diluted shares), up 12.0% from the year earlier quarter.

Total backlog at the end of the third quarter of 2009 declined to $597 million from $611 million at June 30, 2009. Twelve-month backlog at the end of the third quarter of 2009 declined to $276 million from $279 million at June 30, 2009.

“We are pleased with Hill’s financial performance during the third quarter,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “We see numerous signs throughout our markets that the global economy is beginning to recover, and we have positive expectations for the fourth quarter and 2010,” added Richter.

First Nine Months 2009 Results

Total revenue for the first nine months of 2009 rose to $311.5 million, an increase of 12.9% from the first nine months of 2008. Consulting fee revenue for the first nine months of 2009 grew to $270.4 million, an increase of 13.3% from the first nine months of 2008. That percentage growth was comprised of 9.2% organic growth, primarily from the Middle East and North Africa regions, plus 4.1% growth from acquisitions.

Operating profit for the first nine months of 2009 grew to $19.0 million, an increase of 3.1% from the first nine months of 2008, principally due to the increase in consulting fee revenue and equity in earnings of affiliates. Operating profit was negatively impacted by the currency devaluations and an increase in bad debt expense. Net earnings for the first nine months of 2009 declined to $14.9 million (or $0.37 per diluted share based on 40.3 million diluted shares), down 5.6% from the first nine months of 2008.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, cost/damages assessment, delay/disruption analysis, contract review and assessment, adjudication, risk assessment, lender advisory and expert witness testimony services.

Project Management Group. Total revenue at Hill’s Project Management Group during the third quarter of 2009 grew to $81.1 million, an increase of 9.0% over the third quarter of 2008. Consulting fee revenue for the third quarter of 2009 at the Projects Group rose to $65.3 million, an increase of 0.7% from the third quarter of 2008. That percentage growth was all organic, primarily from the Middle East and North Africa regions. Operating profit for the Projects Group for the third quarter of 2009 was $12.1 million, an increase of 12.0% over the third quarter of 2008.

Total revenue at the Projects Group during the first nine months of 2009 grew to $245.6 million, an increase of 18.4% over the first nine months of 2008. Consulting fee revenue for the first nine months of 2009 at the Projects Group rose to $206.6 million, an increase of 19.1% from the first nine months of 2008. That percentage growth was comprised of 15.1% organic growth, primarily from the Middle East and North Africa regions, and 4.0% growth from the acquisitions last year of Gerens Management Group and Euromost Polska. Operating profit for the Projects Group for the first nine months of 2009 was $33.3 million, an increase of 22.8% over the first nine months of 2008.

Construction Claims Group. Total revenue at Hill’s Construction Claims Group during the third quarter of 2009 declined to $22.1 million, a decrease of 6.6% from the third quarter of 2008. Consulting fee revenue for the third quarter of 2009 at the Claims Group declined to $21.4 million, a decrease of 4.7% from the third quarter of 2008. That percentage change was comprised of an 8.0% decline in consulting fees organically offset by 3.3% growth from the acquisitions last year of PCI Group and Chitester Management Systems. Operating profit for the Claims Group for the third quarter of 2009 was $1.8 million, a decrease of 29.3% from the third quarter of 2008.

Total revenue at the Claims Group during the first nine months of 2009 declined to $65.9 million, a decrease of 3.8% from the first nine months of 2008. Consulting fee revenue for the first nine months of 2009 at the Claims Group declined to $63.8 million, a decrease of 2.2% from the first nine months of 2008. That percentage change was comprised of a 6.3% decrease in organic work offset by 4.1% growth from the acquisitions last year of PCI Group and Chitester Management Systems. Operating profit for the Claims Group for the first nine months of 2009 was $5.0 million, a decrease of 38.8% from the first nine months of 2008.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Thursday, November 5, 2009, at 11:00 am Eastern Time to discuss the financial results for the third quarter and first nine months of 2009. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 2,300 employees in 80 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$86,697	$87,274	$270,388	$238,702

Reimbursable expenses	16,498	10,826	41,085	37,171

Total revenue	103,195	98,100	311,473	275,873

Direct expenses	50,924	48,982	155,868	131,318

Reimbursable expenses	16,498	10,826	41,085	37,171

Total direct expenses	67,422	59,808	196,953	168,489

Gross profit	35,773	38,292	114,520	107,384

Selling, general and administrative expenses	31,536	32,609	102,907	91,953

Equity in earnings of affiliates	(3,931)	(1,563)	(7,390)	(2,994)

Operating profit	8,168	7,246	19,003	18,425

Interest expense (income), net	511	32	1,043	(317)

Earnings before provision for income taxes	7,657	7,214	17,960	18,742

Provision for income taxes	1,636	1,829	2,370	2,098

Consolidated net earnings	6,021	5,385	15,590	16,644

Less: net earnings – noncontrolling interests (1)	189	178	680	846

Net earnings attributable to Hill International, Inc.(1)	$5,832	$5,207	$14,910	$15,798

Basic earnings per common share	$0.15	$0.13	$0.37	$0.39

Basic weighted average common shares outstanding	38,839	40,997	39,911	40,866

Diluted earnings per common share	$0.15	$0.13	$0.37	$0.38

Diluted weighted average common shares outstanding	39,466	41,472	40,292	41,282

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(in thousands)

Project Management

Consulting fee revenue	$65,255	$64,776	$206,595	$173,483

Total revenue	$81,092	$74,430	$245,613	$207,430

Gross profit	$24,899	$25,748	$81,052	$69,730

Gross profit margin	38.2%	39.7%	39.2%	40.2%

Depreciation and amortization	$1,085	$841	$3,021	$2,265

Operating profit before equity in earnings of affiliates	$8,165	$9,238	$25,926	$24,135

Equity in earnings of affiliates	3,931	1,563	7,390	2,994

Operating profit	$12,096	$10,801	$33,316	$27,129

Operating profit margin	18.5%	16.7%	16.1%	15.6%

Construction Claims

Consulting fee revenue	$21,442	$22,498	$63,793	$65,219

Total revenue	$22,103	$23,670	$65,860	$68,443

Gross profit	$10,874	$12,544	$33,468	$37,654

Gross profit margin	50.7%	55.8%	52.5%	57.7%

Depreciation and amortization	$579	$529	$1,711	$1,463

Operating profit	$1,780	$2,517	$4,988	$8,148

Operating profit margin	8.3%	11.2%	7.8%	12.5%

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(in thousands)		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$86,697	$87,274	$270,388	$238,702

Total revenue	$103,195	$98,100	$311,473	$275,873

Gross profit	$35,773	$38,292	$114,520	$107,384

Gross profit as a percent of consulting fee revenue	41.3%	43.9%	42.4%	45.0%

Selling, general and administrative expenses (excluding Corporate expenses)	$25,828	$26,537	$83,606	$75,102
Selling, general and administrative expenses (excluding Corporate expenses) as a percentage of consulting fee revenue	29.8%	30.4%	30.9%	31.5%
Corporate expenses	$5,708	$6,072	$19,301	$16,852

Corporate expenses as a percent of consulting fee revenue	6.6%	7.0%	7.1%	7.0%

Operating profit	$8,168	$7,246	$19,003	$18,425

Operating profit as a percent of consulting fee revenue	9.4%	8.3%	7.0%	7.7%

Effective income tax rate	21.4%	25.4%	13.2%	11.2%

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements. The new presentation changed the 2008 effective income tax benefit rate.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

	September 30, 2009	December 31, 2008
(in thousands)	(Unaudited)	(Revised)(1)

Cash and cash equivalents	$29,586	$20,430

Accounts receivable, net	$141,051	$118,124

Current assets	$191,012	$161,492

Total assets	$292,368	$254,041

Current liabilities	$84,719	$80,563

Total debt	$36,085	$18,887

Stockholders’ equity	$149,909	$139,016

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires that the ownership interests in subsidiaries held by parties other than the parent to be presented within the equity section of the consolidated balance sheet. The amount formerly captioned as minority interests in the 2008 consolidated balance sheet has been reclassified to stockholders’ equity as noncontrolling interests.

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2009 rose to $9.9 million, an increase of 14.4% from the third quarter of 2008. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(in thousands)

Net income attributable to Hill	$5,832	$5,207	$14,910	$15,798

Interest expense (income), net	511	32	1,043	(317)

Income taxes	1,636	1,829	2,370	2,098

Depreciation and amortization	1,900	1,565	5,414	4,248

EBITDA	$9,879	$8,633	$23,737	$21,827